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                                                                    EXHIBIT 99.1


SOURCE: TriPath Imaging, Inc.

TRIPATH IMAGING ANNOUNCES OCTOBER FINANCIAL RESULTS, STATUS OF CURRENT BUSINESS DEVELOPMENTS

BURLINGTON, N.C., Nov. 22 /PRNewswire/ -- TriPath Imaging, Inc. (Nasdaq: TPTH - news; "TriPath" or "the Company") today announced results of operations for the month ended October 31, 1999, its first full month as a combined company. TriPath was formed on September 30, 1999 through the merger of AutoCyte, Inc. and NeoPath, Inc.

Revenues for the month of October were $2.1 million, with a net loss of $1.0 million, or $0.04 per share. Excluding interest, taxes and non-cash charges, the Company's net loss ("EBITDA") was $239,000. At October 31, 1999, the Company had cash and cash equivalents of $15.5 million, current assets of $29.9 million and total stockholders' equity of $48.9 million.

TriPath also announced that it has expanded its equipment financing agreement with Norwest Financial Leasing, Inc. ("Norwest"). Norwest is currently providing equipment financing to TriPath's customers purchasing the AutoCyte PREP System(TM) ("PREP"), the Company's proprietary automated thin- layer preparation system. TriPath and Norwest have expanded this agreement to include financing for customers acquiring the AutoPap(R) Primary Screening System ("AutoPap"), TriPath's proprietary device for automated screening of conventional Pap smear slides. Under the new agreement, Norwest has agreed to finance certain existing AutoPap systems placed under fee-per-use contracts. Additionally, Norwest has agreed to finance new eligible fee-per- use placements of the AutoPap. Norwest is a wholly owned subsidiary of Norwest Financial, specializing in financing programs for clinical laboratory and medical equipment.

Dr. James B. Powell, President and CEO of TriPath, commented, "We are extremely pleased with our financial results for the month of October, our first month as a combined company. Fee-per-use revenues from the installed AutoPap systems remained on plan, and we continue to place new PREP systems at customer locations. We expect that sales of the PREP test kits will continue to grow as these new customers are trained and installed. On the cost side, we have maintained our diligence in managing our operating expenditures. We are encouraged by our progress to date as we transition from a company focused on technology development to a company focused on revenue growth."

"We are also very excited about our recently announced relationship with Laboratory Corporation of America Holdings ("LabCorp(R)"), the nation's second largest clinical laboratory. The three-year agreement calls for TriPath to supply LabCorp(R) with PREP systems and related consumables. We look forward to working with LabCorp(R) and ensuring a mutually successful relationship."








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Dr. Powell continued, "Our new agreement with Norwest is an important step in our financing strategy for TriPath. The agreement will benefit TriPath tremendously by allowing us to finance the placement of new and existing AutoPap systems that are placed under fee-per-use contracts, as well as new PREP placements. This financing arrangement will enable us to focus our cash resources into selling and marketing efforts for our products."

Dr. Powell added, "We also want to update our investors on the status of the lawsuit that has been filed against us by Cytyc. We continue to maintain that this suit is without merit and that the court will resolve the suit in our favor. We believe that Cytyc has made an error in their testing of the CytoRich preservative fluid, or that their sample was somehow contaminated in their lab. We have performed extensive testing on vials from the same production lot and have found no EDTA, even as a trace contaminant. Thus far, we have not had the opportunity to perform our own testing on the same vials that Cytyc tested. Given that Cytyc has elected to pursue this meritless lawsuit as part of their competitive strategy, we have no choice but to follow the process to the bitter end. Unfortunately, this may require counter-claims of a material nature."

Dr. Powell concluded, "I want to reassure our investors and our customers that TriPath will continue to compete on the merits of our products and our technology. We will welcome feedback on the performance of our products since such feedback will lead to improvements that will ultimately improve women's healthcare. In short, we will continue to compete aggressively, fairly and in a manner that the cytology community deserves. We appreciate the support of all of our stakeholders as we work to make TriPath the leading supplier of cervical cytology screening products."

TriPath Imaging develops, manufactures and markets products to improve cancer screening. Improved slide preparation technology is delivered through the AutoCyte PREP System(TM), a proprietary automated thin-layer cytology sample preparation system that produces representative slides with a homogeneous, thin-layer of cervical cells, and is one of only two sample preparation systems approved by the FDA as a replacement for the conventional Pap smear. The AutoCyte PREP System(TM) produced significantly fewer Unsatisfactory and Satisfactory But Limited By ("SBLB") cases as compared to the conventional Pap smear. TriPath delivers visual intelligence technology to increase accuracy and productivity in medical testing through the AutoPap(R) Primary Screening System, which utilizes proprietary technology to distinguish between normal Pap smears and those that have the highest likelihood of abnormality. In May 1998, AutoPap was approved by the FDA as the first and only fully automated device for primary screening of Pap smear slides. On October 6, 1999, TriPath announced submission of a supplement to the FDA for the screening of PREP slides by the AutoPap(R) Primary Screening System.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties including, without limitation, risks associated with





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uncertainties regarding FDA approval, uncertainties regarding market acceptance and additional cost, risks associated with technological change, the Company's history of operating losses and the uncertainty of future profitability, dependence on a limited number of products, dependence on third-party reimbursement, limited marketing and sales experience, limited number of customers and lengthy sales cycle, risks of adverse changes in general economic conditions, and in the healthcare industry specific risks associated with competition and competitive pricing pressures, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

    Contact: Dr. James B. Powell, President & Chief Executive Officer, or
             Eric W. Linsley, Chief Financial Officer
             TriPath Imaging, Inc., (336) 222-9707

NOTE TO INVESTORS AND EDITORS: TriPath's press releases are available on the Internet through PR Newswire's web site at http://www.prnewswire.com. The releases are also available at no charge through PR Newswire's Company News On-Call fax service at 800-758-5804, extension 116041.

                            TriPath Imaging, Inc.
                           Selected Financial Data
                    (In thousands, except per share data)
                                 (Unaudited)


    Statement of Operations        Month Ended
                                 October 31,  1999

    Revenues                         $ 2,054

    Gross profit                       1,120

    Operating expenses                 2,159

    Net loss                           1,002

    Net loss per share               $ (0.04)

    Weighted-average common
     shares outstanding               28,099

    EBITDA                           $  (239)








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    Balance Sheet                October 31,  1999

    Cash & cash equivalents          $15,535

    Current assets                    29,889

    Working capital                   18,769

    Long-term debt                     1,121

    Stockholders' equity             $48,919

SOURCE: TriPath Imaging, Inc.















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